Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	May 6, 2020

Jacobs Reports Fiscal Second Quarter Earnings
Prioritizes Employee Health and Safety During COVID-19 Crisis
Maintains Workforce Capacity to Position Company for Rebound in Global Demand
Company Accelerating Digital Transformation Strategy and Leveraging Global Integrated Delivery
Expect Strong Free Cash Flow for the Second Half of Fiscal Year 2020
DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: J) today announced its financial results for the fiscal second quarter ended March 27, 2020.
Q2 2020 Highlights:
▪Gross revenue of $3.4 billion1 grew 10.9% year-over-year; net revenue grew 7.5% pro forma
▪EPS from continuing operations of $(0.92); results include $1.94 charge from mark to market impact of Worley stock
▪Adjusted EPS from continuing operations of $1.39, including $0.07 in discrete tax benefits
▪Backlog increased $2.6 billion to $23.3 billion, up 12.5% year-over-year and up 5% on a pro forma basis
▪Cash flow from operations of $152 million, expect strong free cash flow for the balance of FY20
▪Fiscal 2020 outlook to reflect COVID-19 impact, continues to represent year-over-year adjusted EBITDA growth

Jacobs’ Chair and CEO Steve Demetriou commented, "During this time our focus has remained on keeping our people safe, ensuring business continuity and shifting our focus to aid in COVID-19 relief efforts by delivering solutions for our customers. Our cultural and portfolio transformation over the past several years provided the foundation for rapid, thoughtful decision-making at the beginning of the crisis – and allowed us to accelerate existing digital transformation plans to quickly shift our 55,000-person global workforce to remote working, demonstrating our resiliency and ability to navigate and weather this pandemic.” Demetriou continued, "This has also enabled us to demonstrate new approaches to working on a global scale, maximizing our digital strategy and tools, to shape our ‘new normal’ – and reinforcing our global resilience and operational readiness. And perhaps most importantly, our behaviors during this crisis have strengthened our brand with our people and allowed us to retain top talent, setting us up for long-term success.”

Jacobs’ President and CFO Kevin Berryman added, “Our transformed portfolio has demonstrated strong financial flexibility in the face of one of the most abrupt shocks ever to the safety, health and economic well-being of the global community. Our long-term outlook for the business, despite the short term challenges associated with COVID-19, remains intact and we expect to generate strong free cash flow for the remainder of 2020. Furthermore, our financial flexibility affords us the opportunity to invest further in our people and our business as we look to improve our capabilities, productivity and efficiencies gained as a result of the crisis. We expect to emerge from the pandemic a more agile company that is positioned for growth in fiscal 2021 and beyond."

Financial Outlook
The company now expects fiscal 2020 adjusted EBITDA of $950 million to $1,0502 million and adjusted EPS of $4.80 to $5.302.

1Reflects continuing operations as reported in accordance with GAAP.
2Reconciliation of the adjusted EPS outlook and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2020.

Second Quarter Review

	Fiscal Q2 2020	Fiscal Q2 2019	Change
Revenue	$3.4 billion	$3.1 billion	$0.3 billion
Net Revenue	$2.8 billion	$2.5 billion	$0.3 billion
GAAP Net (Loss) Earnings from Continuing Operations	($122 million)	$115 million	($237 million)
GAAP (Loss) Earnings Per Diluted Share (EPS) from Continuing Operations	($0.92)	$0.82	($1.74)
Adjusted Net Earnings from Continuing Operations	$186 million	$166 million	$20 million
Adjusted EPS from Continuing Operations	$1.39	$1.19	$0.20
The company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the second quarter of fiscal 2020 and fiscal 2019 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net (loss) earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q2 2020	Fiscal Q2 2019
GAAP Net (Loss) Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$(122) million ($(0.92) per share)	$115 million ($0.82 per share)
After-tax restructuring, transaction costs, and other charges ($44.2 million and $67.3 million for the fiscal 2020 and 2019 periods, respectively before income taxes)	$33 million ($0.25 per share)	$55 million ($0.39 per share)
Other adjustments include:
 (a) add-back of amortization of intangible assets of $22.1 million and $18.7 million in the 2020 and 2019 periods, respectively,
 (b) the allocation to discontinued operations of estimated stranded corporate costs of $6.4 million in the 2019 period that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business,
 (c) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $2.2 million, included in other income for U.S. GAAP reporting purposes to SG&A during the fiscal 2020 period,
 (d) the removal of $341.0 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale in the 2020 period,
 (e) the allocation to discontinued operations of estimated interest expense amounts in 2019 related to long-term debt that was paid down in connection with the closing of the sale of the ECR business of $18.4 million,
 (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $37 million in the 2019 period and
 (g) associated income tax expense adjustments for the above pre-tax adjustment items.
	$275 million ($2.06 per share)	$(5) million ($(0.03) per share)
Adjusted Net Earnings from Continuing Operations and EPS	$186 million ($1.39 per share)	$166 million ($1.19 per share)
(note: earnings per share amounts may not add due to rounding)
Fiscal second quarter 2020 adjusted earnings per share from continuing operations reflect an adjusted effective tax rate of 20.7%, excluding discrete tax benefit items of $9.5 million, or $0.07 per share.
Jacobs is hosting a conference call at 4:45 P.M. ET on Wednesday May 6, 2020, which it is webcasting live at www.jacobs.com.
The conference call can also be accessed by dialing (833) 520-0069 and providing passcode 9842818.

John Wood Group's Nuclear Business Acquisition
On March 6, 2020, Jacobs completed the acquisition of John Wood Group's Nuclear consulting, remediation and program management business.
About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $13 billion in annual revenue and a talent force of approximately 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning the potential effects of the COVID-19 pandemic on our business, financial condition and results of operations and our expectations as to our future growth, prospects, financial outlook and business strategy for fiscal 2020 or future fiscal years. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include the magnitude, timing, duration and ultimate impact of the COVID-19 pandemic and any resulting economic downturn on our results, prospects and opportunities. Such impact includes, but is not limited to, the possible reduction in demand for certain of our services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that could negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with hiring additional employees or replacing any furloughed employees; increased volatility in the capital markets that may affect our ability to access sources of liquidity on acceptable pricing or borrowing terms or at all; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the COVID-19 pandemic on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 27, 2019, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended March 27, 2020, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Six Months Ended
Unaudited	March 27, 2020	March 29, 2019	March 27, 2020	March 29, 2019
Revenues	$3,427,180	$3,091,596	$6,787,229	$6,175,384
Direct cost of contracts	(2,779,045)	(2,474,755)	(5,494,522)	(4,990,023)
Gross profit	648,135	616,841	1,292,707	1,185,361
Selling, general and administrative expenses	(480,357)	(514,160)	(973,582)	(969,551)
Operating Profit	167,778	102,681	319,125	215,810
Other (Expense) Income:
Interest income	985	1,670	1,931	3,774
Interest expense	(15,154)	(29,423)	(29,971)	(54,749)
Miscellaneous (expense) income, net	(330,414)	36,904	(213,719)	39,186
Total other (expense) income, net	(344,583)	9,151	(241,759)	(11,789)
(Loss) Earnings from Continuing Operations Before Taxes	(176,805)	111,832	77,366	204,021
Income Tax Benefit (Expense) for Continuing Operations	61,122	7,947	(7,368)	(14,811)
Net (Loss) Earnings of the Group from Continuing Operations	(115,683)	119,779	69,998	189,210
Net Earnings (Loss) of the Group from Discontinued Operations	29,880	(57,006)	107,468	3,153
Net (Loss) Earnings of the Group	(85,803)	62,773	177,466	192,363
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(6,284)	(5,024)	(12,540)	(9,562)
Net (Loss) Earnings Attributable to Jacobs from Continuing Operations	(121,967)	114,755	57,458	179,648
Net Earnings Attributable to Noncontrolling Interests from Discontinued Operations	—	(832)	—	(1,588)
Net Earnings (Loss) Attributable to Jacobs from Discontinued Operations	29,880	(57,838)	107,468	1,565
Net (Loss) Earnings Attributable to Jacobs	$(92,087)	$56,917	$164,926	$181,213
Net (Loss) Earnings Per Share:
Basic Net (Loss) Earnings from Continuing Operations Per Share	$(0.92)	$0.83	$0.43	$1.28
Basic Net Earnings (Loss) from Discontinued Operations Per Share	$0.23	$(0.42)	$0.81	$0.01
Basic (Loss) Earnings Per Share	$(0.69)	$0.41	$1.24	$1.29

Diluted Net (Loss) Earnings from Continuing Operations Per Share	$(0.92)	$0.82	$0.43	$1.27
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$0.23	$(0.41)	$0.80	$0.01
Diluted (Loss) Earnings Per Share	$(0.69)	$0.41	$1.23	$1.28

Segment Information (in thousands):

	Three Months Ended		Six Months Ended
Unaudited	March 27, 2020	March 29, 2019	March 27, 2020	March 29, 2019
Revenues from External Customers:
Critical Mission Solutions	$1,243,378	$1,059,508	$2,425,835	$2,094,537
People & Places Solutions	2,183,802	2,032,088	4,361,394	4,080,847
Pass Through Revenue	(641,393)	(632,359)	(1,343,147)	(1,306,637)
People & Places Solutions Net Revenue	$1,542,409	$1,399,729	$3,018,247	$2,774,210
Total Revenue	$3,427,180	$3,091,596	$6,787,229	$6,175,384
Net Revenue	$2,785,787	$2,459,237	$5,444,082	$4,868,747

	Three Months Ended		Six Months Ended
	March 27, 2020	March 29, 2019	March 27, 2020	March 29, 2019
Segment Operating Profit:
Critical Mission Solutions	$84,293	$73,831	$174,715	$145,982
People & Places Solutions	189,082	172,689	367,411	332,148
Total Segment Operating Profit	273,375	246,520	542,126	478,130
Other Corporate Expenses (1)	(61,216)	(49,901)	(127,934)	(121,149)
Restructuring, Transaction and Other Charges	(44,381)	(93,938)	(95,067)	(141,171)
Total U.S. GAAP Operating Profit	167,778	102,681	319,125	215,810
Total Other (Expense) Income, net (2)	(344,583)	9,151	(241,759)	(11,789)
(Loss) Earnings from Continuing Operations Before Taxes	$(176,805)	$111,832	$77,366	$204,021
(1)Other corporate expenses include costs that were previously allocated to the ECR segment prior to discontinued operations presentation in connection with the ECR sale in the approximate amount of $6.4 million and $12.8 million for the three and six month periods ended March 29, 2019. Other corporate expenses also include intangibles amortization of $22.1 million and $18.7 million for the three-month periods ended March 27, 2020 and March 29, 2019, respectively, and $43.9 million and $37.3 million for the six months ended March 27, 2020 and March 29, 2019, respectively.
(2)For the three and six month periods ended March 27, 2020, includes revenues under the Company's TSA with Worley of $2.2 million and $14.2 million, respectively, $(341.0) million and $(241.9) million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale, respectively, the amortization of deferred financing fees related to the CH2M acquisition of $0.1 million and $0.7 million, respectively, and the loss on settlement of the U.S. pension plan of $0 and $2.7 million respectively. For the three and six month periods ended March 29, 2019, includes the amortization of deferred financing fees related to the CH2M acquisition of $0.5 million and $1.0 million, respectively and the gain on settlement of the CH2M portion of the U.S. pension plan of $32.4 million and $34.6 million, respectively.
Other Operational Information (in thousands):

Unaudited	For the Six Months Ended
Continuing Operations	March 27, 2020	March 29, 2019
Depreciation (pre-tax)	$44,718	$41,702
Amortization of Intangibles (pre-tax)	$43,939	$37,349
Capital Expenditures	$61,337	$58,909

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Balance Sheet (in thousands):

Unaudited	March 27, 2020	September 27, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$1,655,879	$631,068
Receivables and contract assets	3,178,580	2,840,209
Prepaid expenses and other	332,395	639,539
Current assets held for sale	—	952
Total current assets	5,166,854	4,111,768
Property, Equipment and Improvements, net	330,505	308,143
Other Noncurrent Assets:
Goodwill	5,596,156	5,432,544
Intangibles, net	689,795	665,076
Miscellaneous	1,351,303	918,202
Noncurrent assets held for sale	—	26,978
Total other noncurrent assets	7,637,254	7,042,800
	$13,134,613	$11,462,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$—	$199,901
Accounts payable	1,030,263	1,072,645
Accrued liabilities	1,178,612	1,384,379
Contract liabilities	416,009	414,208
Current liabilities held for sale	—	2,573
Total current liabilities	2,624,884	3,073,706
Long-term Debt	3,099,456	1,201,245
Other Deferred Liabilities	1,797,290	1,419,005
Noncurrent Liabilities Held for Sale	—	97
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 129,984,887 shares and 132,879,395 shares as of March 27, 2020 and September 27, 2019, respectively	129,985	132,879
Additional paid-in capital	2,569,417	2,559,450
Retained earnings	3,808,698	3,939,174
Accumulated other comprehensive loss	(946,317)	(916,812)
Total Jacobs stockholders’ equity	5,561,783	5,714,691
Noncontrolling interests	51,200	53,967
Total Group stockholders’ equity	5,612,983	5,768,658
	$13,134,613	$11,462,711

Statement of Cash Flow (in thousands):

	For the Three Months Ended		For the Six Months Ended
Unaudited	March 27, 2020	March 29, 2019	March 27, 2020	March 29, 2019
Cash Flows from Operating Activities:
Net (loss) earnings attributable to the Group	$(85,803)	$62,773	$177,466	$192,363
Adjustments to reconcile net earnings to net cash flows (used for) provided by operations:
Depreciation and amortization:
Property, equipment and improvements	22,566	23,491	44,718	43,812
Intangible assets	22,094	18,678	43,939	37,963
Gain on sale of ECR business	(19,967)	—	(81,910)	—
Loss on investment in equity securities	375,544	—	270,225	—
Stock based compensation	9,557	13,322	23,835	28,916
Equity in (loss) earnings of operating ventures, net	950	(2,184)	235	(5,325)
(Gain) Loss on disposals of assets, net	(283)	3,219	(247)	3,730
(Gain) Loss on pension and retiree medical plan changes	—	(32,449)	2,651	(34,621)
Deferred income taxes	(29,047)	(4,928)	73,440	(31,008)
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	(117,610)	(15,430)	(213,685)	(194,850)
Prepaid expenses and other current assets	(4,625)	8,535	(8,777)	47,733
Accounts payable	(117,285)	(25,645)	(152,665)	(6,754)
Accrued liabilities	182,523	112,185	(53,567)	(57,763)
Other deferred liabilities	(92,946)	31,678	(153,508)	(48,761)
Other, net	6,486	(23,776)	42,818	(30,667)
Net cash provided by (used for) operating activities	152,154	169,469	14,968	(55,232)
Cash Flows from Investing Activities:
Additions to property and equipment	(39,077)	(40,759)	(61,337)	(61,480)
Disposals of property and equipment and other assets	38	7,035	38	7,240
Distributions of capital from (contributions to) equity investees	(358)	(2,938)	(12,358)	(3,904)
Acquisitions of businesses, net of cash acquired	(286,534)	—	(286,534)	—
Proceeds (payments) related to sales of businesses	(5,061)	—	(5,061)	—
Purchases of noncontrolling interests	—	—	—	(1,113)
Net cash (used for) provided by investing activities	(330,992)	(36,662)	(365,252)	(59,257)
Cash Flows from Financing Activities:
Net proceeds from borrowings	1,500,755	168,514	1,711,371	695,571
Debt issuance costs	(1,807)	(3,741)	(1,807)	(3,741)
Proceeds from issuances of common stock	12,719	18,363	18,920	25,945
Common stock repurchases	(285,822)	(346,636)	(285,822)	(488,435)
Taxes paid on vested restricted stock	(407)	(1,805)	(24,742)	(20,317)
Cash dividends, including to noncontrolling interests	(37,913)	(27,787)	(63,530)	(56,390)
Net cash provided by (used for) financing activities	1,187,525	(193,092)	1,354,390	152,633
Effect of Exchange Rate Changes	27,980	(2,979)	20,705	19,136
Net Increase (decrease) in Cash and Cash Equivalents	1,036,667	(63,264)	1,024,811	57,280
Cash and Cash Equivalents at the Beginning of the Period	619,212	913,902	631,068	793,358
Cash and Cash Equivalents at the End of the Period	1,655,879	850,638	1,655,879	850,638
Less Cash and Cash Equivalents included in Assets held for Sale	—	(176,090)	—	(176,090)
Cash and Cash Equivalents of Continuing Operations at the End of the Period	$1,655,879	$674,548	$1,655,879	$674,548

Backlog (in millions):

	March 27, 2020	March 29, 2019
Critical Mission Solutions	$9,135	$7,285
People & Places Solutions	14,156	13,428
Total	$23,291	$20,713

Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted EBITDA.

Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are non-GAAP financial measures that are calculated by (i) excluding the costs related to the 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs (collectively, the “2015 Restructuring and other items”); (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the KeyW, CH2M and John Wood Group nuclear business acquisitions, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating Jacobs, KeyW and CH2M offices, separating physical locations of ECR and continuing operations, costs and expenses of the Integration Management Office and Separation Management Office, including professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, charges associated with certain operations in India, which included write-offs on contract accounts receivable and other accruals, and similar costs and expenses (collectively referred to as the “Restructuring and other charges”); (iii) excluding transaction costs and other charges incurred in connection with closing of the KeyW, CH2M and John Wood Group nuclear business acquisitions, and sale of the ECR business (to the extent incurred prior to the closing), including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the CH2M acquisition, and similar transaction costs and expenses (collectively referred to as “transaction costs”); (iv) adding back amortization of intangible assets; (v) allocating to discontinued operations estimated stranded corporate costs that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business; (vi) the reclassification of revenue under the Company's transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of remaining unreimbursed costs associated with the TSA; (vii) allocating to discontinued operations estimated interest expense relating to long-term debt that was paid down with the proceeds of the ECR sale; (viii) the removal of fair value adjustments and dividend income related to the Company’s investment in Worley stock and certain foreign currency revaluations relating to ECR sale proceeds; (ix) the exclusion of a one-time favorable adjustment in the fiscal 2019 period associated with a reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business; (x) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform; (xi) adding back depreciation and amortization relating to the ECR business of the Company that was ceased as a result of the application of held-for-sale accounting; and (xii) other income tax adjustments. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis. We believe that net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted EBITDA are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

Adjusted EBITDA for prior periods is calculated by adding depreciation expense to adjusted operating profit from continuing operations. For fiscal 2020 outlook, the Company calculated adjusted EBITDA by adding income tax expense, depreciation expense and interest expense, and deducting interest income from adjusted net earnings from continuing operations.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP revenue, net earnings from continuing operations, EPS from continuing operations and revenue to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of the adjusted EPS and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation (note: earnings per share amounts may not add across due to rounding).

U.S. GAAP Reconciliation for the second quarter of fiscal 2020 and 2019

	Three Months Ended
	March 27, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges	Other Adjustments (1)	Adjusted
Revenues	$3,427,180	$—	$—	$3,427,180
Pass through revenue	—	—	(641,393)	(641,393)
Net revenue	3,427,180	—	(641,393)	2,785,787
Direct cost of contracts	(2,779,045)	—	641,393	(2,137,652)
Gross profit	648,135	—	—	648,135
Selling, general and administrative expenses	(480,357)	44,381	24,359	(411,617)
Operating Profit	167,778	44,381	24,359	236,518
Total other (expense) income, net	(344,583)	(200)	338,797	(5,986)
(Loss) Earnings from Continuing Operations Before Taxes	(176,805)	44,181	363,156	230,532
Income Tax Benefit (Expense) for Continuing Operations	61,122	(11,349)	(87,833)	(38,060)
Net (Loss) Earnings of the Group from Continuing Operations	(115,683)	32,832	275,323	192,472
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(6,284)	—	—	(6,284)
Net (Loss) Earnings from Continuing Operations attributable to Jacobs	(121,967)	32,832	275,323	186,188
Net Earnings Attributable to Discontinued Operations	29,880	—	—	29,880
Net (Loss) Earnings attributable to Jacobs	$(92,087)	$32,832	$275,323	$216,068
Diluted Net (Loss) Earnings from Continuing Operations Per Share	$(0.92)	$0.25	$2.06	$1.39
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$0.23	$—	$—	$0.22
Diluted (Loss) Earnings Per Share	$(0.69)	$0.25	$2.06	$1.62
Operating profit margin	4.9%			8.5%

(1) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $641.4 million, (b) the removal of amortization of intangible assets of $22.1 million, (c) the reclassification of revenues under the Company's TSA of $2.2 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $341.0 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

(2) Because GAAP net (loss) earnings from continuing operations was a loss, the effect of antidilutive securities of 1,032 was excluded from the denominator in calculating diluted EPS. Because adjusted net (loss) earnings from continuing operations was income, the effective of the securities was dilutive and was included in the denominator in calculating adjusted diluted EPS.

	Three Months Ended
	March 29, 2019
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges	Other Adjustments (1)	Adjusted
Revenues	$3,091,596	$—	$—	$3,091,596
Pass through revenue	—	—	(632,359)	(632,359)
Net revenue	3,091,596	—	(632,359)	2,459,237
Direct cost of contracts	(2,474,755)	(3,383)	632,359	(1,845,779)
Gross profit	616,841	(3,383)	—	613,458
Selling, general and administrative expenses	(514,160)	97,321	25,078	(391,761)
Operating Profit	102,681	93,938	25,078	221,697
Total other income (expense), net	9,151	(26,602)	18,403	952
Earnings from Continuing Operations Before Taxes	111,832	67,336	43,481	222,649
Income Tax Benefit (Expense) for Continuing Operations	7,947	(11,949)	(48,097)	(52,099)
Net Earnings (Loss) of the Group from Continuing Operations	119,779	55,387	(4,616)	170,550
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(5,024)	—	—	(5,024)
Net Earnings from Continuing Operations attributable to Jacobs	114,755	55,387	(4,616)	165,526
Net (Loss) Earnings Attributable to Discontinued Operations	(57,838)	3,783	(24,489)	(78,544)
Net earnings attributable to Jacobs	$56,917	$59,170	$(29,105)	$86,982
Diluted Net Earnings (Loss) from Continuing Operations Per Share	$0.82	$0.39	$(0.03)	$1.19
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$(0.41)	$0.02	$(0.18)	$(0.56)
Diluted Earnings Per Share	$0.41	$0.43	$(0.21)	$0.62
Operating profit margin	3.32%			9.01%

(1) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $632.4 million, (b) the removal of amortization of intangible assets of $18.7 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $6.4 million that would have been reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that was paid down as a result of the closing of the sale of the ECR business of $18.4 million, (e) the exclusion of approximately $37.0 million in one-time favorable income tax adjustment associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business, (f) the add-back of depreciation relating to the ECR business that was ceased as a result of the application of held-for-sale accounting of $(5.8) million and (g) associated income tax expense adjustments for all the above pre-tax adjustment items.

	Six Months Ended
	March 27, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, transaction and Other Charges	Other Adjustments (1)	Adjusted
Revenues	$6,787,229	$—	$—	$6,787,229
Pass through revenue	—	—	(1,343,147)	(1,343,147)
Net revenue	6,787,229	—	(1,343,147)	5,444,082
Direct cost of contracts	(5,494,522)	—	1,343,147	(4,151,375)
Gross profit	1,292,707	—	—	1,292,707
Selling, general and administrative expenses	(973,582)	95,067	58,879	(819,636)
Operating Profit	319,125	95,067	58,879	473,071
Total other (expense) income, net	(241,759)	2,799	227,691	(11,269)
Earnings from Continuing Operations Before Taxes	77,366	97,866	286,570	461,802
Income Tax Expense for Continuing Operations	(7,368)	(24,782)	(69,193)	(101,343)
Net Earnings of the Group from Continuing Operations	69,998	73,084	217,377	360,459
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(12,540)	—	—	(12,540)
Net Earnings from Continuing Operations attributable to Jacobs	57,458	73,084	217,377	347,919
Net Earnings Attributable to Discontinued Operations	107,468	—	—	107,468
Net earnings attributable to Jacobs	$164,926	$73,084	$217,377	$455,387
Diluted Net Earnings from Continuing Operations Per Share	$0.43	$0.54	$1.62	$2.59
Diluted Net Earnings from Discontinued Operations Per Share	$0.80	$—	$—	$0.80
Diluted Earnings Per Share	$1.23	$0.54	$1.62	$3.39
Operating profit margin	4.70%			8.69%

(1) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.3 billion, (b) the removal of amortization of intangible assets of $43.9 million, (c) the reclassification of revenues under the Company's TSA of $14.2 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $241.9 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

	Six Months Ended
	March 29, 2019
Unaudited	U.S. GAAP	Effects of Restructuring, transaction and Other Charges	Other Adjustments (1)	Adjusted
Revenues	$6,175,384	$—	$—	$6,175,384
Pass through revenue	—	—	(1,306,637)	(1,306,637)
Net revenue	6,175,384	—	(1,306,637)	4,868,747
Direct cost of contracts	(4,990,023)	(512)	1,306,637	(3,683,898)
Gross profit	1,185,361	(512)	—	1,184,849
Selling, general and administrative expenses	(969,551)	141,683	50,149	(777,719)
Operating Profit	215,810	141,171	50,149	407,130
Total other (expense) income, net	(11,789)	(28,262)	36,470	(3,581)
Earnings from Continuing Operations Before Taxes	204,021	112,909	86,619	403,549
Income Tax Expense for Continuing Operations	(14,811)	(21,769)	(47,959)	(84,539)
Net Earnings of the Group from Continuing Operations	189,210	91,140	38,660	319,010
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(9,562)	—	—	(9,562)
Net Earnings from Continuing Operations attributable to Jacobs	179,648	91,140	38,660	309,448
Net Earnings Attributable to Discontinued Operations	1,565	3,855	(47,799)	(42,379)
Net earnings attributable to Jacobs	$181,213	$94,995	$(9,139)	$267,069
Diluted Net Earnings from Continuing Operations Per Share	$1.27	$0.65	$0.27	$2.18
Diluted Net Earnings from Discontinued Operations Per Share	$0.01	$0.03	$(0.34)	$(0.30)
Diluted Earnings Per Share	$1.28	$0.67	$(0.06)	$1.88
Operating profit margin	3.49%			8.36%

(1) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.31 billion, (b) the removal of amortization of intangible assets of $37.3 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $12.8 million that will be reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that has been paid down as a result of the ECR sale of$36.5 million, (e) the exclusion of approximately $37.0 million in one-time favorable income tax adjustment associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform from the first quarter of $11.0 million and (g) the add-back of depreciation relating to the ECR business that was ceased as a result of the application of held-for-sale accounting of $(11.0) million and (h) associated income tax expense adjustments for all the above pre-tax adjustment items.

Earnings Per Share:

	Three Months Ended		Six Months Ended
Unaudited	March 27, 2020	March 29, 2019	March 27, 2020	March 29, 2019
Numerator for Basic and Diluted EPS:
Net (loss) earnings attributable to Jacobs from continuing operations	$(121,967)	$114,755	$57,458	$179,648
Net earnings from continuing operations allocated to participating securities	—	(191)	(20)	(338)
Net (loss) earnings from continuing operations allocated to common stock for EPS calculation	$(121,967)	$114,564	$57,438	$179,310

Net earnings (loss) attributable to Jacobs from discontinued operations	$29,880	$(57,838)	$107,468	$1,565
Net (earnings) loss from discontinued operations allocated to participating securities	—	96	(38)	(3)
Net earnings (loss) from discontinued operations allocated to common stock for EPS calculation	$29,880	$(57,742)	$107,430	$1,562

Net (loss) earnings allocated to common stock for EPS calculation	$(92,087)	$56,822	$164,868	$180,872

Denominator for Basic and Diluted EPS:
Weighted average basic shares	132,556	138,566	132,879	140,509
Shares allocated to participating securities	(25)	(231)	(47)	(264)
Shares used for calculating basic EPS attributable to common stock	132,531	138,335	132,832	140,245

Effect of dilutive securities:
Stock compensation plans (1)	—	981	1,258	1,202
Shares used for calculating diluted EPS attributable to common stock	132,531	139,316	134,090	141,447

Net Earnings Per Share:
Basic Net (Loss) Earnings from Continuing Operations Per Share	$(0.92)	$0.83	$0.43	$1.28
Basic Net Earnings from Discontinued Operations Per Share	$0.23	$(0.42)	$0.81	$0.01
Basic (Loss) Earnings Per Share	$(0.69)	$0.41	$1.24	$1.29
Diluted Net (Loss) Earnings from Continuing Operations Per Share	$(0.92)	$0.82	$0.43	$1.27
Diluted Net Earnings from Discontinued Operations Per Share	$0.23	$(0.41)	$0.80	$0.01
Diluted (Loss) Earnings Per Share	$(0.69)	$0.41	$1.23	$1.28

(1) For the three months ended March 27, 2020, because net (loss) earnings from continuing operations was a loss, the effect of antidilutive securities of 1,032 was excluded from the denominator in calculating diluted EPS.

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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